EXHIBIT 99.1

Sono Group N.V. Announces CEO Transition; Supervisory Board Nominates Kevin McGurn as Chief Executive Officer

After steering Sono from automotive roots to solar tech and the uplisting to the Nasdaq Capital Market, George O’Leary passes the baton; Kevin McGurn nominated to accelerate commercialization and partnerships

Munich, Sept. 09, 2025 (GLOBE NEWSWIRE) -- Sono Group N.V. (Nasdaq: SSM) (hereafter referred to as “Sono” or the “Company”, parent company to Sono Motors GmbH, hereafter referred to as “SonoSolar” or “Subsidiary”), the solar technology company after its uplisting to Nasdaq, today announced that George G. O’Leary has voluntarily provided his notice of resignation as Chief Executive Officer, effective September 9, 2025, and will support an orderly transition through December 31, 2025. Mr. O’Leary’s resignation notice is not due to any disagreement with the Company on any matter related to operations, policies, or practices.

The Company’s Supervisory Board has nominated Kevin McGurn to serve as Chief Executive Officer, effective September 9, 2025.

Under Mr. O’Leary’s leadership, Sono executed a pivotal transformation, steering the Company from its automotive roots to a focused solar technology company advancing innovative solar mobility integration, while delivering a financial turnaround, achieving admittance to quotation on OTCQB (ticker SEVCF), and transitioning to domestic filer status including the filing of the Company’s annual report for the fiscal year 2024 on Form 10-K and its uplisting to the Nasdaq Capital Market (ticker SSM). These milestones strengthened Sono’s market position for the next phase of significant growth.

“On behalf of the Supervisory Board, I want to thank George for his steady, future-oriented leadership through a transformative period for Sono,” said David Dodge, Chair of the Supervisory Board. “He guided the Company’s evolution into a solar technology business, strengthened financial discipline, and positioned Sono to scale with its recent uplisting to Nasdaq. We are delighted to nominate Kevin McGurn as CEO. Kevin’s record of building high-performance teams, forging strategic partnerships, and commercializing at scale makes him the right leader for Sono’s next chapter.”

“It has been great providing leadership to Sono since January 2024,” said George G. O’Leary. “I’m proud of what the team accomplished: focusing the Company on solar technology, improving our financial profile, and getting the company to the Nasdaq Capital Market. I have full confidence in Kevin and the team to carry the momentum forward and create significant new growth opportunities for the Company.”

“It’s a privilege to lead Sono at such an exciting stage in its journey,” said Kevin McGurn. “We are committed to harnessing innovation, expanding into new opportunities, and unlocking meaningful growth for the company and our shareholders as we prepare to take the company to the next level, now that we have uplisted to Nasdaq.”

Mr. McGurn is a veteran revenue and transformation executive with more than two decades leading growth across technology and media platforms, including senior leadership roles at T-Mobile (VP, Head of Sales, Marketing & Distribution), Vevo (President, Sales & Distribution / Chief Sales Officer), and Hulu (SVP, Advertising Sales). His background spans building new businesses, scaling distribution, and structuring data-driven partnerships across a range of industries.

As Sono enters its next phase, the Company’s priorities remain: deliver for customers, operate with rigor, and create long-term shareholder value. Stay informed by visiting the Investor Relations website and following our official social media accounts for news, filings, and company updates.

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ABOUT SONO GROUP N.V.

Sono Group N.V. (Nasdaq: SSM) and its wholly owned subsidiary Sono Motors GmbH, operating under the brand name SonoSolar, are on a pioneering mission to accelerate the revolution of mobility by making every commercial vehicle solar. Our disruptive solar technology has been developed to enable seamless integration into all types of commercial vehicles to reduce the impact of CO2 emissions and pave the way for climate-friendly mobility. For more information about Sono Group N.V., Sono Motors, and their solar solutions, visit sonogroupnv.com and sonomotors.com. Follow us on social media: LinkedIn, Facebook, BlueSky, Truth Social, and X.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements. The words "expect", "anticipate", "intend", "plan", "estimate", "aim", "forecast", "project", "target", “will” and similar expressions (or their negative) identify certain of these forward-looking statements. These forward-looking statements are statements regarding the intentions, beliefs, or current expectations of the Company and its subsidiary Sono Motors GmbH (together, the “companies”). Forward-looking statements involve inherent known and unknown risks, uncertainties and contingencies because they relate to events and depend on circumstances that may or may not occur in the future and could cause the companies’ actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and assumptions include, but are not limited to, risks, uncertainties and assumptions with respect to: the Company’s ability to satisfy the conditions precedent set forth in its recent securities purchase agreement (“Securities Purchase Agreement”) and exchange agreement (“Exchange Agreement”) entered into with YA II PN, Ltd. (“Yorkville”); the timing of closing the transactions contemplated by the Securities Purchase Agreement and the Exchange Agreement; the impact of the transactions contemplated by the Exchange Agreement and Securities Purchase Agreement on the Company’s operating results; our ability to maintain relationships with creditors, suppliers, service providers, customers, employees and other third parties in light of the performance and credit risks associated with our constrained liquidity position and capital structure; our ability to comply with Nasdaq continuing standards; our ability to achieve our stated goals; our strategies, plan, objectives and goals, including, among others, the successful implementation and management of the pivot of our business to exclusively retrofitting and integrating our solar technology onto third party vehicles; our ability to raise the additional funding required beyond the investment from Yorkville to further develop and commercialize our solar technology and business as well as to continue as a going concern. For additional information concerning some of the risks, uncertainties and assumptions that could affect our forward-looking statements, please refer to our filings with the U.S. Securities and Exchange Commission (“SEC”), including our Annual Report on Form 20-F for the year ended December 31, 2023, which are accessible on the SEC’s website at www.sec.gov and on our website at ir.sonomotors.com. Many of these risks and uncertainties relate to factors that are beyond our ability to control or estimate precisely, such as the actions of courts, regulatory authorities and other factors. Readers should therefore not place undue reliance on these statements, particularly not in connection with any contract or investment decision. Except as required by law, the Company assumes no obligation to update any such forward-looking statements.

CONTACT SONO GROUP N.V.

Press: press@sonomotors.com | ir.sonomotors.com/news-events

Investors: ir@sonomotors.com | ir.sonomotors.com

LinkedIn: https://www.linkedin.com/company/sonogroupnv